EXHIBIT 11.2


                    IRREVOCABLE PROXY AND POWER OF ATTORNEY

         IRREVOCABLE PROXY AND POWER OF ATTORNEY (the "Proxy and Power of Attorney"), dated as of December 1, 2004, among, Columbus Nova Investments VIII Ltd., a Bahamas company ("CNI"), and the person whose name is set forth on the signature page hereof (the "Stockholder," and together with CNI, the "Parties"). Capitalized terms used herein shall have the meaning assigned to them in the Subscription Agreement (as defined below), save as otherwise provided herein or unless the context otherwise requires.

         WHEREAS, the Stockholder is the owner beneficially and of record of such number of shares of Common Stock, par value $.01 (the "Common Stock") of Moscow CableCom Corp. (the "Company") as indicated in Schedule A hereto (the "Covered Shares");

         WHEREAS, on August 26, 2004, CNI and the Company entered into a Series B Convertible Preferred Stock Subscription Agreement (the "Subscription Agreement"), providing, among other things, for the acquisition by CNI, upon the terms and subject to the conditions thereof, of 4,500,000 shares of Series B Convertible Preferred Stock of the Company, par value $.01 per share (the "Series B Preferred Stock"), having voting and other rights identical to those of the shares of Common Stock, with the exception of having a liquidation preference over the shares of Common Stock for a period of four years and being convertible into shares of Common Stock at the option of the holder thereof;

         WHEREAS, in order to comply with the National Association of Securities Dealers, Inc. Marketplace Rule 4351, the Company and CNI intend to enter into an amendment to the Subscription Agreement (the "Amendment"), as a result of which the voting rights of the Series B Preferred Stock may be less than the voting rights of the shares of Common Stock;

         WHEREAS, in order to address the reduction in CNI's voting power resulting from the application of Marketplace Rule 4351 and the Amendment, on or about December 1, 2004, CNI entered into an Irrevocable Proxy and Power of Attorney with Oliver Grace, Jr., The Anglo American Security Fund, L.P. and Francis E. Baker, with respect to an aggregate of 200,000 shares of Common Stock (the "Existing Proxies");

         WHEREAS, pursuant to Section 6.03(h) of the Subscription Agreement, as amended, the receipt by CNI of irrevocable proxies (in addition to the Existing Proxies) is a condition precedent to CNI's obligations under the Subscription Agreement; and

         WHEREAS, in partial satisfaction of Section 6.03(h) of the Subscription Agreement, the Parties have agreed to enter into this Proxy and Power of Attorney;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. The Stockholder hereby irrevocably constitutes, appoints, authorizes and empowers CNI, during the term of this Proxy and Power of Attorney, as its sole and exclusive true and lawful proxy and attorney-in-fact, with full power of substitution, to vote and exercise all voting and related rights with respect to all of the Covered Shares (and any and all securities issued or issuable in respect thereof), for and in the name, place and stead of the Stockholder, at CNI's sole discretion, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to any matter that may be submitted for a vote of stockholders of the Company. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that CNI is unable to exercise such power and authority for any reason, the Stockholder agrees that it will vote all the Covered Shares owned by it in accordance with CNI's written instructions, at any such meeting or adjournment thereof.

2. During the term of this Proxy and Power of Attorney, the Stockholder hereby covenants and agrees that, subject to the following proviso, it will not, and will not agree to, directly or indirectly, sell, transfer, assign, cause to be redeemed or otherwise dispose of any of the Covered Shares or grant any proxy or interest in or with respect to the Covered Shares ("Transfer") or deposit any Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Shares so Transferred, unless the Stockholder complies with the procedures set forth in Subsections (a) through (d) of this Section 2 provided however, the Stockholder shall have the right to pledge and/or hypothecate the Covered Shares while this Proxy is in effect or to otherwise use the Covered Shares as collateral to secure obligations and such pledge or hypothecation shall not be considered to be a "Transfer," and in the event that such shares are, in fact, pledged or hypothecated by the Stockholder, then in that event, if the person to whom such shares are pledged or hypothecated (the "Pledgee") is required, due to a default by the Stockholder, to effectuate its rights pursuant tot such pledge or such hypothecation, the Pledgee shall be able to sell or otherwise dispose of the Covered Shares free and clear of the obligations of this Proxy pursuant to the terms and subject to the conditions of the pledge agreement or hypothecation agreement that was executed by the Stockholder in favor of the Pledgee:

         (a) If the Stockholder proposes to Transfer (a "Proposed Transfer") any of its Covered Shares (the "Offered Shares"), the Stockholder shall submit a written notice (an "Offer Notice") to CNI describing the material terms and conditions of the Proposed Transfer in reasonable detail, including, without limitation, the proposed purchase price (the "Offer Price").

         (b) Upon receipt of an Offer Notice, CNI shall have the right, but not the obligation, for a period of three (3) Business Days following receipt of such Offer Notice (the "Option Period"), to elect to purchase the Offered Shares on the same terms and conditions as are set forth in the Offer Notice.

         (c) In the event that CNI exercises its right to purchase all but not less than all of the Offered Shares in accordance with Subsection (b) above, then the Stockholder must sell the Offered Shares to CNI and CNI must purchase such Offered Securities from the Stockholder on the same terms and conditions as are set forth in the Offer Notice, but not prior to three (3) Business Days after CNI gives the Stockholder notice of its election to purchase the Offered Shares.

         (d) Upon the earlier to occur of (i) rejection of the Offered Shares by CNI and (ii) the expiration of the Option Period without CNI electing to purchase all of the Offered Shares following the proper delivery of the Offer Notice, the Stockholder shall have a sixty (60) day period during which to effect a Transfer of any or all of the Offered Shares, on substantially the same or more favorable (as to the Stockholder) terms and conditions as were set forth in the Offer Notice at a price not less than ninety five percent (95%) of the Offer Price. If the Stockholder does not consummate the Transfer of the Offered Shares in accordance with the foregoing time limitations, then the right of the Stockholder to effect such Transfer pursuant to this Subsection (d) shall terminate and the Stockholder shall be required to comply with the procedures set forth in Subsections (a) through (d) of this Section 2 with respect to any proposed Transfer of Covered Shares.

3. The Stockholder represents and warrants to CNI that, as of the date hereof, the Stockholder (i) owns all of the Covered Shares beneficially and of record, (ii) owns all of the Covered Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, and (iii) has not granted any proxy to any Person (other than CNI) with respect to any Covered Shares or deposited such Covered Shares into a voting trust.

4. Any securities of the Company to be issued or issuable to the Stockholder in respect of Covered Shares during the term of this Proxy and Power of Attorney shall be deemed Covered Shares for purposes of this Proxy and Power of Attorney.

5. In the event that, as of the Closing Date, the aggregate number of votes to which: (i) the 4,500,000 shares of Series B Preferred Stock acquired by CNI pursuant to the Subscription Agreement are entitled,
         (ii) the number of Covered Shares that are subject to this Proxy and Power of Attorney are entitled, (iii) the total number of shares of Common Stock subject to Existing Proxies are entitled and (iv) the total number of shares of Common Stock subject to any proxies (other than this Proxy and Power of Attorney) entered into in satisfaction of Section 6.03(h) of the Subscription Agreement ("Additional Proxies") are entitled, shall exceed the number of votes to which 4,500,000 shares of Common Stock shall be entitled as of the Closing Date, the aggregate number of: (i) Covered Shares that are subject to this Proxy and Power of Attorney, (ii) shares of Common Stock subject to Existing Proxies, and (iii) shares of Common Stock subject to Additional Proxies, shall be reduced by the number of shares of Common Stock equal to such excess number of votes, and such reduction in the number of Covered Shares (and such other shares of Common Stock subject to Existing Proxies and Additional Proxies) shall be allocated pro rata among the Stockholder, the stockholders that are parties to Existing Proxies and the stockholders that are parties to Additional Proxies on the basis of each such stockholder's number of shares of Common Stock that are subject to this Proxy and Power of Attorney, Existing Proxies or Additional Proxies, as the case may be.

6. In the event that CNI converts any of its the shares of Series B Preferred Stock into shares of Common Stock, the aggregate number of:
         (i) Covered Shares that are subject to this Proxy and Power of Attorney, (ii) shares of Common Stock subject to Existing Proxies and
         (iii) shares of Common Stock subject to Additional Proxies, shall be reduced by such number of shares of Common Stock having voting power equal to the additional voting power acquired by CNI solely as a result of such conversion and such reduction in the number of Covered Shares (and such other shares of Common Stock subject to Existing Proxies and Additional Proxies) shall be allocated pro rata among the Stockholder, the stockholders that are parties to Existing Proxies and the stockholders that are parties to Additional Proxies on the basis of each such stockholder's number of shares of Common Stock that are subject to this Proxy and Power of Attorney, Existing Proxies, or Additional Proxies, as the case may be ("Total Covered Shares"); provided, however, that the number of Total Covered Shares shall be reduced pursuant to this Section 6 only if, and to the extent that, the total number of: (i) the votes to which the Total Covered Shares (without giving effect to such reduction pursuant to this Section 6) are entitled, (ii) the votes to which the 4,500,000 shares of Series B Preferred Stock acquired by CNI pursuant to the Subscription Agreement are entitled when voting as one class with the Common Stock and (iii) the additional votes acquired by CNI solely as a result of the conversion, shall exceed the number of votes to which 4,500,000 shares of Common Stock are entitled at the time of the conversion.

7. This Proxy and Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8. This Proxy and Power of Attorney shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the Parties hereto.

9. This Proxy and Power of Attorney is subject to the following conditions precedent:

         (i) the Closing under the Subscription Agreement having occurred on or prior to March 31, 2005, or such later date as the Company and CNI may determine; and

         (ii) as of the Closing Date, the shares of Series B Preferred Stock having less than one (1) vote per share.

10. This Proxy and Power of Attorney shall terminate and have no further force or effect upon the earlier to occur of: (a) four years from the Closing Date, (b) CNI having converted all but not less than all of its shares of Series B Preferred Stock into shares of Common Stock,
         (c) such time as CNI's ownership of the issued and outstanding capital stock of the Company (calculated on an as converted basis) falls below ten percent (10%) and (d) in the event that the weighted average closing price for 20 consecutive trading days on the Nasdaq National Market Systems (or such other principal national securities exchange on which the shares of Common Stock are then listed or admitted to trading) of one share of Common Stock exceeds US$15.00.

11. The Stockholder agrees and represents that this Proxy and Power of Attorney is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

12. The Parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The Parties therefore agree that this Proxy and Power of Attorney shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to CNI for any breach of any agreement, covenant or representation hereunder. This Proxy and Power of Attorney shall revoke all prior proxies given by the Stockholder at any time with respect to the Covered Shares.

13. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by CNI to be necessary or desirable to complete the Proxy and Power of Attorney granted herein or to carry out the provisions hereof.

14. If any term, provision, covenant, or restriction of this Proxy and Power of Attorney is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy and Power of Attorney shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

15. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day or the receipt is after 5 p.m. New York time) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day or the receipt is after 5 p.m. New York time) if delivered by courier. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

         (a)      if to CNI, to:

                  Columbus Nova Investments VIII Ltd.
                  590 Madison Avenue
                  38th Floor
                  New York, NY 10022
                  United States
                  Attention: Ivan Isakov
                  Facsimile:  +1-212-308-6623

         with a courtesy copy (which shall not constitute notice to CNI) to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  An der Welle 5
                  60322 Frankfurt am Main
                  Germany
                  Attention: Hilary Foulkes
                  Facsimile: +49-69-74220300

         (b) if to the Stockholder, to the address are set forth next to the Stockholder's name on the signature page hereof.

16. This Proxy and Power of Attorney may be executed in any number of counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Proxy and Power of Attorney to be duly executed on the date first above written.


                                 COLUMBUS NOVA INVESTMENTS VIII LTD.


                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                 STOCKHOLDER
                                 Field Nominees Limited


                                 By:
                                    -----------------------------------
                                   Name:  Graham M. Jack, CFA
                                   Title: Vice President and Deputy Managing
                                          Director, Butterfield Trust
                                          (Bermuda) Limited
                                   Address: 65 Front Street, Hamilton, Bermuda

                          Schedule A - Covered Shares

-------------------------------------------------------------------------------
          Name of Stockholder                 Number of Covered Shares
-------------------------------------------------------------------------------
         Field Nominees Limited                      276,500

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------